Exhibit 99.1

AgeX Therapeutics Reports Fourth Quarter and Annual 2021 Financial Results

●	Signed research collaboration with University of California, Irvine, on research program for exosome-based therapies for certain brain disorders

●	Licensee ImStem Biotechnology announced first U.S. multiple sclerosis patient dosed with IMS001

ALAMEDA, Calif.—(BUSINESS WIRE)—March 29, 2022—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported its financial and operating results for fourth quarter and the full year ended December 31, 2021.

Recent Highlights

●	Signed research collaboration with the University of California, Irvine (UCI) to explore the therapeutic potential of exosomes and other extracellular vesicles produced by neural stem cells derived from AgeX pluripotent stem cells, with the goal of developing therapies to treat adverse neurocognitive effects of cancer chemotherapy and radiation therapy on brain function. The collaboration includes an opportunity for AgeX to license inventions that may arise from the research program, and to pursue clinical development and commercialization of therapies derived using those licensed inventions. Research will complement AgeX sponsored program at UCI to develop cell therapies for Huntington’s disease and potentially other neurological conditions.

●	ImStem Biotechnology, Inc. (“ImStem”), a biopharmaceutical company developing human embryonic stem cell (ESC)-derived mesenchymal stem cells, dosed the first U.S. multiple sclerosis (MS) patient with ImStem’s lead investigational drug candidate IMS001 at the Shepherd Center in Atlanta, GA. IMS001 was derived by ImStem from AgeX’s pluripotent stem cell line designated ESI-053, under a non-exclusive sublicense from AgeX. AgeX will be entitled to receive revenues in the form of royalties on the sale of IMS001 if successfully developed by ImStem and approved for marketing by the FDA or foreign regulatory authorities, as well as a share of certain other revenues that ImStem may receive in connection with the development or commercialization of IMS001, in multiple sclerosis. ImStem plans to continue enrollment in a dose-escalating, open-label study to evaluate the safety, tolerability, and exploratory efficacy of a single dose of intravenous IMS001 in patients with relapsing-remitting, secondary, or primary progressive MS for whom other treatments have failed.

Liquidity and Capital Resources

2022 Secured Convertible Promissory Note and Security Agreement

On February 14, 2022, AgeX and Juvenescence Limited (“Juvenescence”) entered into a Secured Convertible Promissory Note (the “Secured Note”) pursuant to which Juvenescence has agreed to provide to AgeX a $13,160,000 line of credit for a period of 12 months. AgeX drew an initial $8,160,000 of the line of credit and used $7,160,000 to pay the outstanding principal and other amounts due as loan origination fees under its 2019 Loan Facility Agreement with Juvenescence. The remaining $5 million of the line of credit may be drawn down from time to time over the next 12 months subject to Juvenescence’s discretion to approve each loan draw. AgeX may not draw more than $1 million in any subsequent single draw. The outstanding principal balance of the Secured Note will become due and payable on February 14, 2024.

At-the-market Offering Facility

As of March 14, 2022, AgeX may sell up to $12.1 million of its common stock in “at-the-market” transactions through a Sales Agreement with Chardan Capital Markets, LLC as a sales agent.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, AgeX believes that its cash and cash equivalents and available sources of debt and equity capital would not be sufficient to satisfy AgeX’s anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Annual Report on Form 10-K for the year ended December 31, 2021. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Balance Sheet Information

Cash, and cash equivalents, and restricted cash totaled $0.6 million as of December 31, 2021. Since January 1, 2022, AgeX has received an additional $8.7 million of cash through loans from Juvenescence of which $7.2 million was used to pay the outstanding principal and other amounts due as loan origination fees under its 2019 Loan Agreement with Juvenescence.

Fourth Quarter and Annual 2021 Operating Results

The following comparisons exclude the impact of the operations of AgeX’s former subsidiary LifeMap Sciences, Inc. which have been presented in AgeX’s consolidated financial results as discontinued operations for all periods presented due to the disposition of AgeX’s shares of LifeMap Sciences in a cash-out merger during March 2021.

Revenues: Total revenues for the fourth quarter of 2021 were $27,000 as compared with $158,000 for the fourth quarter of 2020. Total revenues for the year ended December 31, 2021 were $144,000, as compared with $361,000 in the same period in 2020. Revenues are primarily comprised of allowable expenses under a research grant from the NIH and sales of research products including stem cell products.

Operating expenses: Operating expenses for the three months ended December 31, 2021 were $1.9 million, as compared with $2.5 million for the same period in 2020. Operating expenses for the full year 2021 were $8.2 million, as compared with $10.4 million in the same period in 2020.

Research and development expenses for the year ended December 31, 2021 compared to 2020 have decreased due to scaled down research and development related activities following the layoff of 11 employees in May 2020 and shutdown of our lab facilities as of December 31, 2020, the date on which our office and laboratory lease agreement expired.

General and administrative expenses for the year ended December 31, 2021 remained consistent with the same period in 2020 at $6.7 million. Changes in costs included in general and administrative expenses included decreases of $0.4 million in professional fees for legal services; $0.3 million in personnel related expenses, including non-cash stock-based compensation expense; $0.2 million in professional fees for accounting services; and $0.1 million in travel and lodging expenses. These decreases were offset to some extent by increases of $0.2 million in patent and license maintenance related fees including annual minimum royalties due under license agreement; $0.2 million in insurance expenses; $0.2 million in non-cash stock-based compensation to our independent directors; $0.1 million in investor relations related expenses; and $0.3 million in certain facilities related expenses due to termination of shared facilities and services agreements with sublessees and LifeMap Sciences.

Other expense, net: Net other expense for the year ended December 31, 2021 consists primarily of approximately $437,000 gain recognized upon forgiveness of Paycheck Protection Program loan indebtedness offset by amortization of deferred debt costs on loans from Juvenescence.

Net loss attributable to AgeX: The net loss attributable to AgeX for the year ended December 31, 2021 was $8.7 million, or ($0.23) per share (basic and diluted) compared to $10.9 million, or ($0.29) per share (basic and diluted), for the same period in 2020.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea E. Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$584	$527
Accounts and grants receivable, net	25	326
Prepaid expenses and other current assets	1,625	1,430
Total current assets	2,234	2,283

Deposit	50	50
Intangible assets, net	870	1,592
TOTAL ASSETS	$3,154	$3,925

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$771	$1,656
Loan due to Juvenescence, net of debt issuance cost, current portion	7,140	1,960
Related party payables, net	70	71
Deferred revenues, current portion	-	275
Paycheck Protection Program Loan	-	436
Insurance premium liability and other current liabilities	986	959
Total current liabilities	8,967	5,357

Loan due to Juvenescence, net of debt issuance cost, net of current portion	6,062	3,900
Deferred revenues, net of current portion	-	64
TOTAL LIABILITIES	15,029	9,321

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of December 31, 2021 and 2020	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,941 and 37,691 shares issued and outstanding as of December 31, 2021 and 2020, respectively	4	4
Additional paid-in capital	93,912	91,810
Accumulated other comprehensive income	-	143
Accumulated deficit	(105,748)	(97,073)
AgeX Therapeutics, Inc. stockholders’ deficit	(11,832)	(5,116)
Noncontrolling interest	(43)	(280)
Total stockholders’ deficit	(11,875)	(5,396)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,154	$3,925

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Year Ended December 31,
	2021	2020
REVENUES:
Grant revenues	$104	$307
Other revenues	40	54
Total revenues	144	361

Cost of sales	(19)	(26)

Gross profit	125	335

OPERATING EXPENSES:
Research and development	1,456	3,714
General and administrative	6,708	6,721
Total operating expenses	8,164	10,435

Gain on deconsolidation of LifeMap Sciences	106	-

Loss from operations	(7,933)	(10,100)

OTHER EXPENSE, NET:
Interest expense, net	(1,097)	(404)
Other income, net	448	105
Total other expense, net	(649)	(299)

NET LOSS FROM CONTINUING OPERATIONS	(8,582)	(10,399)

NET LOSS FROM DISCONTINUED OPERATIONS	(103)	(727)

NET LOSS BEFORE INCOME TAXES	(8,685)	(11,126)
Income tax benefit from discontinued operations	-	150

NET LOSS	(8,685)	(10,976)
Net loss attributable to noncontrolling interest from continuing operations	3	5
Net loss attributable to noncontrolling interest from discontinued operations	7	106

NET LOSS ATTRIBUTABLE TO AGEX	$(8,675)	$(10,865)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED
Continuing operations	$(0.23)	$(0.28)
Discontinued operations	(0.00)	(0.01)
	$(0.23)	$(0.29)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,886	37,669

AMOUNTS ATTRIBUTABLE TO AGEX:
Loss from continuing operations	$(8,579)	$(10,394)
Loss from discontinued operations	(96)	(471)
NET LOSS ATTRIBUTABLE TO AGEX	$(8,675)	$(10,865)

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(8,579)	$(10,394)
Net loss attributable to noncontrolling interest	(3)	(5)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on deconsolidation of LifeMap Sciences	(106)	-
Gain on extinguishment of debt (Paycheck Protection Program Loan)	(437)	-
Depreciation expense	-	699
Amortization of intangible asset	131	132
Amortization of right-of-use asset	-	424
Amortization of debt issuance costs	1,114	487
Stock-based compensation	999	909
Changes in operating assets and liabilities:
Accounts and grant receivables, net	128	(30)
Prepaid expenses and other current assets	760	663
Accounts payable and accrued liabilities	(772)	382
Related party payables	-	15
Insurance premium liability	(921)	(713)
Other current liabilities	(79)	(577)
Net cash used in operating activities from continuing operations	(7,765)	(8,008)
Net cash provided by (used in) operating activities from discontinued operations	(90)	191
Net cash used in operating activities	(7,855)	(7,817)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of LifeMap Sciences	466	-
Partial collection on loan due from LifeMap Sciences	250	-
Purchase of equipment and other	-	(20)
Net cash provided by (used in) investing activities from continuing operations	716	(20)
Deconsolidation of cash and cash equivalents from discontinued operations	(50)	-
Net cash provided by (used in) investing activities	666	(20)

CASH FLOWS FROM FINANCING ACTIVITIES:
Draw down on loan facility from Juvenescence	7,000	5,700
Proceeds from the issuance of common stock	496	-
Proceeds from Paycheck Protection Program Loan	-	433
Payment of debt related costs	-	(157)
Repayment of financing lease liability	-	(15)
Net cash provided by financing activities from continuing operations	7,496	5,961
Partial payment on loan due to AgeX from discontinued operations	(250)	-
Net cash provided by financing activities	7,246	5,961

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-	1

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	57	(1,875)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of year	577	2,452
End of year	$634	$577

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$13	$12

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING AND INVESTING ACTIVITIES:
Issuance of common stock upon vesting of restricted stock units	$16	$21
Issuance of common stock to Juvenescence	$-	$37
Issuance of warrants to Juvenescence	$757	$1,640